Exhibit 99.1

July Lender Update August 14 th , 2020

Disclaimer By reading or reviewing the presentation slides, you agree to be bound by the following limitations. This presentation has been prepared for informational and background purposes only and the information contained herein (unle ss otherwise indicated) has been provided by Akorn, Inc. (together with its subsidiaries, the “Company”). It is confidential and does not constitute or form p art of, and should not be construed as, an offer or invitation to subscribe for, underwrite or otherwise acquire, any securities of the Company or any of its affiliates or enter into any other transaction, nor should it or any part of it form the basis of, or be relied on in connection with, any contract to purchase or subscribe for any sec uri ties of the Company or any of its affiliates, or with any other contract or commitment whatsoever. This presentation does not constitute an information or offering memorandum or a security purchase agreement in whole or in p art . Neither this presentation nor any part of it may be reproduced or redistributed, passed on, or the contents otherwise divulged, directly or indirectly, to any oth er person (excluding the recipient’s professional advisers) or published in whole or in part for any purpose without the prior written consent of the Company. This presentation does not purport to be all - inclusive or to contain all of the information that a person considering the purcha se of any securities may require to make a full analysis of the matters referred to herein. Each recipient of this presentation must make its own independent investig ati on and analysis of, or entering into any other transaction, any securities or other transaction and its own determination of the suitability of any investment, with p art icular reference to its own investment objectives and experience and any other factors which may be relevant to it in connection with such investment. Any assumptions, views or opinions (including statements, projections, forecasts or other forward - looking statements) contained in this presentation represent the assumptions, views or opinions of the Company as at the date indicated and are subject to change without notice. All informat ion not separately sourced is from internal Company data and estimates. The information contained in this presentation has not been independently verified and no representation or warranty, express or implied, is made as to the fairness, accuracy, completeness or correctness of the information contained herein and no reliance should be placed on it. None of the Co mpany or any of its affiliates, advisers, connected persons or any other person accept any liability for any loss howsoever arising (in negligence or otherwi se) , directly or indirectly, from this presentation or its contents or otherwise arising in connection with this presentation. This shall not, however, restrict or exc lude or limit any duty or liability to a person under any applicable law or regulation of any jurisdiction that may not lawfully be disclaimed. 2

Disclaimer (Continued)

This presentation includes statements that may constitute "forward-looking statements," including statements regarding the effects of COVID-19, as well as expected cash flow, revenue, the Company's long-term business plan and outlook, the Chapter 11 Cases and the Company's ability to continue operating in the ordinary course while the Chapter 11 Cases are pending, the Company's continued engagement in discussions with certain of its lenders regarding the Sale, and the Company's ability to complete the Sale. When used in this presentation, the words "will," "expect," "continue," "believe," "seek," "anticipate," "estimate," "intend," "could," "would," "strives" and similar expressions are generally intended to identify forward-looking statements. These statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). A number of important factors could cause actual results of the Company and its subsidiaries to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (i) the Company's ability to consummate the Sale; (ii) potential adverse effects of the Chapter 11 Cases on the Company's liquidity and results of operations; (iii) the Company's ability to obtain timely approval by the Court with respect to the motions filed in the Chapter 11 Cases; (iv) objections that could protract the Chapter 11 Cases; (v) employee attrition and the Company's ability to retain senior management and other key personnel due to the distractions and uncertainties; (vi) the Company's ability to comply with the restrictions imposed by the terms and conditions of the DIP Facility and other financing arrangements; (vii) the Company's ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Cases; (viii) the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, including holders of the Company's common stock; (ix) the Court's rulings on the outcome of the Chapter 11 Cases generally; (x) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; (xi) risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company's ability to consummate the Sale or an alternative transaction; (xii) increased administrative and legal costs related to the Chapter 11 process; potential delays in the Chapter 11 process due to the effects of the COVID-19 virus; (xiii) other litigation and inherent risks involved in a bankruptcy process; and (xiv) such other risks and uncertainties outlined in the risk factors detailed in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (as filed with the SEC on February 26, 2020), Part II, Item 1A, "Risk Factors," of the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 (as filed with the SEC on May 11, 2020) and June 30, 2020 (as filed with the SEC on August 7, 2020) and other risk factors identified from time to time in the Company's filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on the Company's forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this presentation. The Company undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other change.

This presentation includes certain non-GAAP financial measures, including Adjusted Gross Margin, Adjusted Operating Income and Adjusted EBITDA. While the Company believes these are useful measures for investors, they are not presented in accordance with GAAP. You should not consider non-GAAP measures in isolation or as a substitute for net income, net cash (used in) provided by operating activities or any other items calculated in accordance with GAAP. In addition, Adjusted EBITDA has inherent material limitations as a performance measure because it adds back certain expenses to net income, resulting in those expenses not being taken into account in the applicable financial measure. Because not all companies use identical calculations, the presentation herein of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. Reconciliations of the non-GAAP financial measures included in this presentation to amounts reported under GAAP appear in the Appendix of this presentation. Projections of GAAP measures are not provided for 2021 because such figures are not available on a forward-looking basis and reconciliations of projected non-GAAP measures to their closest respective GAAP measures for 2021 are not provided because they could not be derived without unreasonable effort.

This presentation is not directed to, or intended for distribution to or use by, any person or entity that is a citizen or resident or located in any locality, state, country or other jurisdiction where such distribution, publication, availability or use would be contrary to law or regulation of such jurisdiction or which would require any registration or licensing within such jurisdiction. This presentation or any part thereof is not for publication or release in the United States, Australia, Canada or Japan. Any failure to comply with these restrictions may constitute a violation of the laws of other jurisdictions. This presentation must not be acted on or relied on by persons who are not eligible to invest in securities. Any investment or investment activity to which this presentation relates is available only to persons eligible to invest in securities and will be engaged in only with such persons.

AKORN
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Disclaimer (Continued) This presentation may include information from the S&P Capital IQ Platform Service. Such information is subject to the follow ing : “Copyright © 2020, S&P Capital IQ (and its affiliates, as applicable). This may contain information obtained from third parties, including ratings from credit rat ings agencies such as Standard & Poor’s. Reproduction and distribution of third party content in any form is prohibited except with the prior written permission of th e r elated third party. Third party content providers do not guarantee the accuracy, completeness, timeliness or availability of any information, including ratings, and are not responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or for the results obtained from the use of such content. THIRD PAR TY CONTENT PROVIDERS GIVE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE. THIRD PARTY CONTENT PROVIDERS SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, EXEMPLARY, COMPENSATORY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, COSTS, EXPENSES, LEGAL FEES, OR LOSSES (INCLUDING LOST INCOME OR PROFITS AND OPPORTUNITY COSTS OR LOSSES CAUSED BY NEGLIGENCE) IN CONNECTION WITH ANY USE OF THEIR CONTENT, INCLUDING RATINGS. Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sel l s ecurities. They do not address the suitability of securities or the suitability of securities for investment purposes, and should not be relied on as investment ad vice”. This presentation may include information from SNL Financial LC. Such information is subject to the following: “CONTAINS COPY RIG HTED AND TRADE SECRET MATERIAL DISTRIBUTED UNDER LICENSE FROM SNL. FOR RECIPIENT’S INTERNAL USE ONLY”. The information contained in this presentation is provided as at the date of this presentation and is subject to change witho ut notice. 4

Important Information By accepting this presentation, the recipient agrees to use the information herein in accordance with its compliance policies , c ontractual obligations (including, but not limited to, the provisions of that certain confidentiality agreement entered into between the recipient and Akorn, Inc. (the “Co mpany”)), applicable law, including United States federal and state, United Kingdom and other applicable securities laws. This presentation may contain material non - public information concerning the company and its subsidiaries or other affiliates or the securities of any of the foregoing. By accepting this presentation, the recipient agrees, with respect to any such information, that it will not trade or effect oth er transactions to which such information may be relevant until such time as the information is made generally available or is no longer relevant. The recipient agrees th at this restriction will apply to its entire firm other than any personnel who are permitted to trade by such recipient’s legal or compliance department due to the existe nce of information barriers that restrict the recipient’s firm from trading on the basis of material non - public information. 5

Table of Contents • Performance vs. Forecast • 13 Week Cash Forecast • Appendix: Monthly Details and GAAP to Adjusted Reconciliations 6

Management Discussion and Analysis 1. For the definition of Adjusted EBITDA, see footnote 3 on slide 8. Reconciliation of GAAP Net (Loss) to non - GAAP EBITDA, and Adjusted EBITDA appears on page 15 of the Appendix. 2. Updated 2020 Forecast refers to forecast presented in form 8 - K filed on July 2 nd , 2020 7 • Q2 2020 Net Revenue of $120mm, Net Loss of ($69mm) and Adjusted EBITDA of ($2mm) 1 , compared with $129mm, ($75mm) and $0mm per the Updated 2020 Forecast 2 , respectively • Net Revenue unfavorability driven primarily by slower - than - expected ramp in sales for products impacted by COVID - 19, as well as technical supply challenges with certain products • Adjusted EBITDA unfavorability primarily driven by the unfavorability in Net Revenue, offset by favorability in SG&A and R&D • FDA remediation efforts continued throughout the quarter and remain on schedule • Maintained operations throughout manufacturing network during COVID - 19 pandemic, ensuring continuity of operations and consistent product availability • Estimated pre - close Net Revenue for July is approximately $42mm (vs. $55mm in the Updated 2020 Forecast) • Slower than anticipated recovery to pre - COVID levels, competitive pressures, and supply disruptions • Adjusted EBITDA for July expected to be less unfavorable to the Updated 2020 Forecast than Net Revenue • Anticipate recovery to pre - COVID - 19 levels to continue as patients and service providers adapt to the current operating environment • Unfavorable impacts from competitive pressures expected to persist through future periods • The ultimate effects of COVID - 19 on the Company are highly uncertain and difficult to forecast given the unknown trajectory of recovery from the pandemic July Pre - Close Estimate FY 2020 Outlook Q2 2020 Overview

Unaudited Actual vs. 2020 Updated Forecast Analysis: Q2 2020

- **Q2 2020 Net Revenue and Adjusted EBITDA are $9mm and $2mm unfavorable to the Updated 2020 Forecast, respectively. Net Revenue unfavorability driven by:**
  - Slower-than-expected demand recovery due to COVID-19
  - Certain supply challenges persisted, though these product challenges were assumed resolved in the Updated 2020 Forecast
- **Adjusted Gross Margin was ($5mm) below the Updated 2020 Forecast due to unfavorable product mix as a result of slower recovery of high-margin products**
- **Adjusted SG&A and R&D were $4mm favorable to the Updated 2020 Forecast, largely due to lower-than-expected labor, travel, marketing and non-restructuring legal and consulting expenses**

	Q2 2020		
($ in millions)	Unaudited Actual	Updated 2020 Forecast	Variance
Net Revenue	**$120**	**$129**	**($9)**
Gross Margin	**$31**	**$37**	**($6)**
Adjusted Gross Margin [1]	**37**	**42**	**(5)**
% of Net Revenue	*31%*	*33%*	
Operating Income (Loss)	**($56)**	**($41)**	**($15)**
Adjusted Operating Income [2]	**(9)**	**(8)**	**(1)**
% of Net Revenue	*(8%)*	*(6%)*	
Net (Loss) Income	**($69)**	**($75)**	**$6**
Adjusted EBITDA [3]	**(2)**	**(0)**	**(2)**
% of Net Revenue	*(2%)*	*(0%)*	

Note: Updated 2020 Forecast refers to forecast presented in form 8-K filed on July 2nd, 2020. Reconciliations of Gross Margin to Adjusted Gross Margin, Operating Loss to Adjusted Operating Income, and Net (Loss) Income to Adjusted EBITDA appear on pages 14 and 15 of the Appendix.

1. Defined as GAAP gross margin plus non-cash stock compensation expense, amortization, employee retention and other compensation, India costs and FDA compliance related expenses.
2. Defined as GAAP operating income plus (i) amortization, (ii) FDA compliance related expenses, (iii) impairment of fixed assets and other, (iv) legal and financial advisory fees, (v) Fresenius transaction & Securities Class Action Litigation, (vi) Data integrity investigations & assessment, (vii) non-cash stock compensation expense, (viii) employee retention and other compensation, (ix) India costs, (x) litigation rulings, settlements and contingencies, (xi) gain on disposal of fixed assets, (xii) other settlements and fees, (xiii) merger and acquisition-related expenses and (xiv) impairment of goodwill.
3. Adjusted EBITDA as used in this presentation is defined as net (loss) income (minus) plus (i) depreciation expense, (ii) amortization expense, (iii) interest expense, net, (iv) income tax (benefit) provision, (v) impairment of goodwill, (vi) amortization of deferred financing costs, (vii) non-cash stock compensation expense, (viii) impairment of fixed assets, (ix) impairment of intangible assets, (x) loss (gain) on disposal of fixed assets, (xi) employee retention and other compensation, (xii) legal and financial advisory fees, (xiii) FDA compliance related expenses, (xiv) other settlements and fees (xv) Fresenius transaction and Securities Class Action litigation, (xvi) other settlements and fees, (xvii) India costs, (xviii) data integrity investigations and assessment, (xix) merger and acquisition-related expenses, and (xx) litigation rulings, settlements and contingencies (xxi) bankruptcy related cost. Reconciliation of GAAP Net (Loss) to non-GAAP EBITDA, and Adjusted EBITDA appears on page 15 of the Appendix.

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Table of Contents • Performance vs. Forecast • 13 Week Cash Forecast • Appendix: Monthly Details and GAAP to Adjusted Reconciliations 9

13 Week Cash Forecast

(US$ '000)	Week 1	Week 2	Week 3	Week 4	Week 5	Week 6	Week 7	Week 8	Week 9	Week 10	Week 11	Week 12	Week 13	Total
Week Beginning:	8/10/20	8/17/20	8/24/20	8/31/20	9/7/20	9/14/20	9/21/20	9/28/20	10/5/20	10/12/20	10/19/20	10/26/20	11/2/20	8/10/20
Week Ending:	8/16/20	8/23/20	8/30/20	9/6/20	9/13/20	9/20/20	9/27/20	10/4/20	10/11/20	10/18/20	10/25/20	11/1/20	11/8/20	11/8/20
Status:	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast
Total Receipts	5,565	7,533	10,767	10,502	9,485	10,026	9,505	13,298	15,005	15,005	12,005	12,130	12,874	143,699
Operating Disbursements	9,750	13,465	8,065	14,269	8,221	14,955	13,102	20,301	10,427	14,206	10,058	16,020	10,637	163,475
Operating Cash Flow	**(4,186)**	**(5,932)**	**2,703**	**(3,767)**	**1,265**	**(4,929)**	**(3,597)**	**(7,003)**	**4,578**	**799**	**1,947**	**(3,890)**	**2,237**	**(19,775)**
Non-Operating Receipts	0	0	0	7,628	0	0	0	34,020	0	709	0	0	0	42,356
Professional Fees	551	716	1,215	1,283	0	0	0	4,359	0	0	0	0	4,320	12,444
Prepetition TL Interest & Fees	0	0	0	10,175	0	0	0	10,533	0	0	0	0	11,242	31,950
DIP Interest and Fees	0	0	236	0	0	0	271	0	0	0	263	0	0	770
Intercompany Funding	0	0	0	0	0	0	0	0	0	0	2,500	0	0	2,500
Total Non-Operating Disbursements	551	716	1,451	11,459	0	0	271	14,892	0	0	2,763	0	15,562	47,664
Net Cash Flow	**(4,737)**	**(6,648)**	**1,251**	**(7,597)**	**1,265**	**(4,929)**	**(3,868)**	**12,125**	**4,578**	**1,508**	**(815)**	**(3,890)**	**(13,325)**	**(25,083)**
Beginning US Cash Balance	**32,041**	**27,304**	**20,656**	**21,907**	**14,310**	**15,574**	**10,645**	**6,777**	**18,902**	**23,480**	**24,988**	**24,173**	**20,283**	**32,041**
Net Cash Flow	(4,737)	(6,648)	1,251	(7,597)	1,265	(4,929)	(3,868)	12,125	4,578	1,508	(815)	(3,890)	(13,325)	(25,083)
DIP Term Loan Financing	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Ending US Cash Balance	**27,304**	**20,656**	**21,907**	**14,310**	**15,574**	**10,645**	**6,777**	**18,902**	**23,480**	**24,988**	**24,173**	**20,283**	**6,958**	**6,958**
Memo:														
Consolidated Cash	*41,065*	*33,821*	*32,844*	*17,218*	*17,705*	*12,649*	*8,242*	*19,481*	*24,498*	*25,821*	*26,274*	*20,752*	*7,430*	

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13 Week Cash Forecast Assumptions 11 Items Methodology Overall Methodology • Receipts and disbursement projections for US Debtors aligned to the 2020 forecast, adjusted to reflect the following: o Impacts of actual results o Known changes in operations and timing o Restructuring process related spending • Cash balance represents book balance Non - Recurring Op. Disburse. • Assumes payments under existing retention programs and professional fees for FDA remediation Bankruptcy Timing & Exit • Cash forecast does not include any assumptions for Chapter 11 exit Non - Operating Receipts • Estimated tax refund of $34 million WE 10/4/2020 • Estimated net India sale proceeds of $9.7 million WE 8/16/2020. Repatriation assumed in WE 9/6/2020 with 79% of proceeds to US, and remaining 21% to AG Interest and Fees • Includes interest on prepetition Term Loans DIP Loan • DIP Interest and Fees: L + 950 bps, 300 bps Commitment Fee due at Close, 300 bps Backstop Fee due at Close • DIP Loan does not get repaid (no assumptions made for exit) Professional Fees • Estimated professional fees to support the Ch. 11 restructuring and sale process • Includes retained professionals as well as other professionals supporting the restructuring Wind - Down Costs • Estimated closing costs, including unpaid professional fees and transaction fees, wind - down funding and cure costs are excluded from the forecast Intercompany Trade and Funding • Operating disbursements include intercompany trade payments for goods manufactured by Akorn AG and sold to Akorn, Inc. at standard costs plus applicable transfer pricing • Intercompany funding includes equity contributions for Akorn AG to support capital investments • No additional intercompany funding assumed for India, and $2.5 million for Akorn AG WE 9/27/2020

Table of Contents • Performance vs. Forecast • 13 Week Cash Forecast • Appendix: Monthly Details and GAAP to Adjusted Reconciliations 12

Unaudited Actual vs. 2020 Updated Forecast Analysis: Q2 2020 Monthly Supporting Details 13 Apr-20 May-20 Jun-20 Q2 2020 ($ in millions) Unaudited Actual Unaudited Actual Updated 2020 Forecast Variance Unaudited Actual Updated 2020 Forecast Variance Unaudited Actual Updated 2020 Forecast Variance Net Revenue $41 $35 $36 ($2) $45 $52 ($7) $120 $129 ($9) Gross Margin $11 $8 $7 $1 $12 $20 ($7) $31 $37 ($6) Adjusted Gross Margin 1 13 10 8 2 14 21 (7) 37 42 (5) % of Net Revenue 32% 28% 22% 32% 41% 31% 33% Operating Income (Loss) ($15) ($18) ($23) $4 ($23) ($3) ($20) ($56) ($41) ($15) Adjusted Operating Income 2 (3) (5) (9) 4 (1) 4 (5) (9) (8) (1) % of Net Revenue (7%) (16%) (25%) (3%) 7% (8%) (6%) Net (Loss) Income ($26) ($29) ($33) $4 ($14) ($16) $2 ($69) ($75) $6 Adjusted EBITDA 3 (0) (3) (6) 3 1 7 (5) (2) (0) (2) % of Net Revenue (1%) (8%) (17%) 3% 13% (2%) (0%) Note: Updated 2020 Forecast refers to forecast presented in form 8 - K filed on July 2 nd , 2020 included unaudited actual results for April 2020. Reconciliations of Gross Margin to Adjusted Gross Margin, Operating Los s to Adjusted Operating Income, and Net (Loss) Income to Adjusted EBITDA appear on pages 14 and 15 of the Appendix. 1. Defined as GAAP gross margin plus non - cash stock compensation expense, amortization, employee retention and other compensation, India costs and FDA compliance related expenses. 2. Defined as GAAP operating income plus (i) amortization, (ii) FDA compliance related expenses, (iii) impairment of fixed asset s a nd other, (iv) legal and financial advisory fees, (v) Fresenius transaction & Securities Class Action Litigation, (vi) Data integrity investigations & assessment, (vii) non - cash stock compensation expense, (viii) empl oyee retention and other compensation, (ix) India costs, (x) litigation rulings, settlements and contingencies, (xi) gain on disposal of fixed assets, (xii) other settlements and fees, (xiii) merger and acquisition - relate d expenses and (xiv) impairment of goodwill. 3. Adjusted EBITDA as used in this presentation is defined as net (loss) income (minus) plus (i) depreciation expense, (ii) amor tiz ation expense, (iii) interest expense, net, (iv) income tax (benefit) provision, (v) impairment of goodwill, (vi) amortization of deferred financing costs, (vii) non - cash stock compensation expense, (viii) impairm ent of fixed assets, (ix) impairment of intangible assets, (x) loss (gain) on disposal of fixed assets, (xi) employee retention and other compensation, (xii) legal and financial advisory fees, (xiii) FDA compliance rel ated expenses, (xiv) other settlements and fees (xv) Fresenius transaction and Securities Class Action litigation, (xvi) other settlements and fees, (xvii) India costs, (xviii) data integrity investigatio ns and assessment, (xix) merger and acquisition - related expenses, and (xx) litigation rulings, settlements and contingencies (xxi) bankruptcy related cost. Reconciliation of GAAP Net (Loss) to non - GAAP EBITDA, and Adjusted EBITDA appears on page 15 of the Appendix.

GAAP to Adjusted Reconciliations: Gross Margin and Operating Income

GAAP Gross Margin to Adjusted Gross Margin

	Apr-20	May-20		Jun-20		Q2 2020	
($ in millions)	Unaudited Actual	Unaudited Actual	Updated 2020 Forecast	Unaudited Actual	Updated 2020 Forecast	Unaudited Actual	Updated 2020 Forecast
GAAP Gross Margin	**$11**	**$8**	**$7**	**$12**	**$20**	**$31**	**$37**
Add: Amortization	0	0	–	0	–	0	0
Add: FDA compliance related expenses	1	0	1	1	1	2	3
Add: Non-cash stock compensation expense	0	0	0	0	0	0	0
Add: Employee retention and other compensation	1	1	0	1	0	3	1
Add: India costs	0	0	0	0	0	1	1
Total Adjustments	**2**	**2**	**2**	**2**	**$2**	**6**	**5**
Adjusted Gross Margin	**$13**	**$10**	**$8**	**$14**	**$21**	**$37**	**$42**

GAAP Operating Income to Adjusted Operating Income

	Apr-20	May-20		Jun-20		Q2 2020	
($ in millions)	Unaudited Actual	Unaudited Actual	Updated 2020 Forecast	Unaudited Actual	Updated 2020 Forecast	Unaudited Actual	Updated 2020 Forecast
GAAP Operating Income	**($15)**	**($18)**	**($23)**	**($23)**	**($3)**	**($56)**	**($41)**
Add: Amortization	2	2	3	2	3	6	7
Add: FDA compliance related expenses	1	0	1	1	1	2	3
Add: Impairment of fixed assets and other	–	–	–	14	–	14	–
Add: Legal and financial advisory fees	4	5	7	(0)	0	9	11
Add: Fresenius transaction & Securities Class Action Litigation	0	1	–	0	–	1	0
Add: Data integrity investigations & assessment	–	–	–	–	–	–	0
Add: Non-cash stock compensation expense	2	1	2	1	2	4	5
Add: Employee retention and other compensation	3	3	1	3	1	9	5
Add: India costs	0	0	0	0	0	1	1
Add: Litigation rulings, settlements and contingencies	–	–	–	–	–	–	–
Add: (Gain) on disposal of fixed assets	0	–	–	–	–	0	0
Add: Other settlements and fees	0	0	–	–	–	0	0
Add: Merger and acquisition-related expenses	0	0	–	0	–	0	0
Add: Impairment of Goodwill	–	–	–	–	–	–	–
Total Adjustments	**$12**	**$13**	**$13**	**$21**	**$7**	**$47**	**$32**
Adjusted Operating Income	**($3)**	**($5)**	**($9)**	**($1)**	**$4**	**($9)**	**($8)**

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GAAP to Adjusted Reconciliations: Net Income to Adjusted EBITDA

	Apr-20	May-20		Jun-20		Q2 2020	
($ in millions)	Unaudited Actual	Unaudited Actual	Updated 2020 Forecast	Unaudited Actual	Updated 2020 Forecast	Unaudited Actual	Updated 2020 Forecast
Net (Loss) Income	**($26)**	**($29)**	**($33)**	**($14)**	**($16)**	**($69)**	**($75)**
Interest Expense, Net	11	11	11	11	11	33	32
Income tax (benefit)/provision	(0)	(0)	–	(26)	–	(26)	(0)
Depreciation expense	2	3	3	3	3	7	8
Amortization expense	2	2	3	2	3	6	7
EBITDA	**($11)**	**($14)**	**($17)**	**($24)**	**$1**	**($48)**	**($27)**
Impairment of goodwill	–	–	–	–	–	–	–
Amortization of deferred financing costs	–	–	–	–	2	–	2
Non-cash stock compensation expense	2	1	2	1	2	4	5
Impairment of fixed assets and other	–	–	–	14	–	14	–
Impairment of intangible assets	–	–	–	0	–	0	–
(Gain) on disposal of fixed assets	0	–	–	–	–	0	0
Employee retention and other compensation	3	3	1	3	1	9	5
Legal and financial advisory fees	4	5	7	(0)	0	9	11
FDA compliance related expenses	1	0	1	1	1	2	3
Other settlements and fees	0	0	–	–	–	0	0
Fresenius transaction & Securities Class Action Litigation	0	1	–	0	–	1	0
India costs (excluding depreciation and interest)	0	0	0	0	0	1	1
Data integrity investigations & assessment	–	–	–	–	–	–	0
Merger and acquisition-related expenses	0	0	–	0	–	0	0
Litigation rulings, settlements and contingencies	–	–	–	–	–	–	–
Bankruptcy Related Cost	–	–	–	6	–	6	–
Adjusted EBITDA	**($0)**	**($3)**	**($6)**	**$1**	**$7**	**($2)**	**($0)**

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